UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 11, 2025

TPG Twin Brook Capital Income Fund
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-56502	88-6103622
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

245 Park Avenue, 26th Floor,
New York, NY 10167
(Address of Principal Executive Offices, Zip Code)

(212) 692-2000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure

Portfolio Commentary

(All data as of March 31, 2025, unless otherwise noted)

TPG Twin Brook Capital Income Fund (“TCAP”) has built its portfolio with the objective of generating attractive, consistent total returns across market cycles. To achieve these results, we intend to build a defensive portfolio that will be resilient across market cycles. We believe the following characteristics of our strategy support this objective:

•Cash Flow Senior Secured Lending: TCAP’s portfolio consists of 100% first lien senior secured debt investments(10) in portfolio companies that have a demonstrated track record of cash flow generation. TCAP’s portfolio does not include any annualized recurring revenue transactions, asset-based or broadly syndicated loans.
•Differentiated Business Selection: With a keen focus on the lower middle market, and an average EBITDA of $18.5 million(4), Twin Brook Capital Partners, LLC (“TPG Twin Brook”) is able to secure covenants and revolvers(13)(15) in 100% of its investments, which are two important hallmarks of our active portfolio management approach.
•Resilient Portfolio: As a result of our lower middle market focus and thorough underwriting process, TCAP’s average portfolio company has a loan-to-value ratio of 40%(6) and an interest coverage ratio of 2.3x(8). 100% of the loans in TCAP’s portfolio are to private equity sponsored companies(11), and TPG Twin Brook is a lead lender(9) for all loans in TCAP’s portfolio. We believe these characteristics, along with others, have led to competitive payment-in-kind (“PIK”) and non-accrual rates of 1.1%(17) and 0.2%(16), respectively, which are 600+ basis points and 350+ basis points below the industry averages reported by LSEG(1).
•Established Origination Capabilities: TPG Twin Brook has established itself as a leader within the lower middle market. For the full year of 2024 according to Pitchbook, TPG Twin Brook was in the top 5 most active lenders for US buyouts and the most active lender for select roles(2) in US buyouts for new deals and add-ons.

Tariffs have been top of mind for investors, and although we do not expect the macro environment to materially impact TCAP’s investment strategy, the TPG Twin Brook team has continued to monitor the impact on borrowers and their liquidity levels. The current state of the market has further emphasized the importance of the core tenets of our strategy, which allow us to engage and communicate with borrowers and sponsors in real time. Although too early to fully assess the long-term impact of tariffs, we believe TCAP’s portfolio is well positioned.

•TPG Twin Brook has not observed portfolio-wide increases in revolver usage as we did during the COVID pandemic, indicating there have been no major impacts to borrower liquidity levels due to the new tariff policy.
•Results of the continued assessment has shown that 80%+ of TCAP’s borrowers have a low potential impact from the tariffs, while only 2% of the portfolio will potentially be impacted more severely.
◦Of this 2%, 100% of the loans are first lien senior secured with covenants and US borrowers.
◦We believe lower middle market companies are well positioned, given their US-focused business strategies.

Private credit markets continue to evolve, and we believe the lower middle market value proposition continues to be strong, benefiting from less competition than investment strategies focused on larger companies, stronger lender protections, and the potential for strong risk-adjusted returns.

TCAP’s Summary Statistics		TCAP’s Portfolio Company Statistics
Inception-to-date total net return (Class I)(3)	9.6%	Average Issuer EBITDA(4)	$18.5M
Annualized Distribution Rate (Class I)(5)	11.0%	Average loan-to-value(6)	40%
TCAP Distribution Spread(7)		Interest Coverage Ratio(8)	2.3x
–Average 3-Month Daily SOFR	666 bps	Transaction Leadership(9)	100%
–1Q25 Cliffwater Direct Lending Index - Senior (CDLI-S)	90 bps	Sponsored Investments(11)	100%
TCAP Excess Return over Leveraged Loans Index(27)		Transactions with Covenants(13)	100%
–1Q25 Excess Total Return	170 bps	Transactions with Revolvers(15)	100%
–1 Year Excess Total Return	410 bps
Assets		TCAP’s Private Debt Investments in New Portfolio Companies in Q1’25 Statistics
First Lien Senior Secured Debt(10)	100%	New Loans Originated(18)	15
Floating Rate Investments(12)	99%	Amount Committed to New Loans(20)	$354M
Private Investments (Level 3)(14)	100%	Offering Proceeds(21)	$267M
Non-accruals (at cost)(16)	0.2%	First Lien Senior Secured Debt(10)	100%
Payment-in-kind interest(17)	1.1%	Weighted average yield(23)	9.4%
Liabilities		TCAP sole/lead lender(9)	100%
Debt-to-equity ratio(19)	1.0x

Direct Lending Market Statistics
Market Size(22)	$1.4 trillion
Share of Private Credit Fundraising(24)	35%
Sponsored Lower Middle Market Annual Volume(25)	$85 billion
Lower Middle Market Share of M&A Volume(26)	35%

End Notes

Note: Data is as of March 31, 2025 unless otherwise indicated. Reflects TPG Twin Brook’s views and beliefs as of the date of this report only, which is subject to change. Returns for periods greater than one year are annualized. Past performance is no guarantee of future results. There can be no assurance that TCAP will achieve results comparable to those of any of TPG Twin Brook’s prior funds or be able to implement its investment strategy, achieve its investment objectives or avoid significant losses. There can be no assurances that any of the trends described herein will continue or will not reverse.

(1)LSEG LPC’s Middle Market Connect 1Q25 BDC Analysis.
(2)Pitchbook LCD: select roles are typically “lead” roles such as bookrunners and lead arrangers.

(3)Inception to date (“ITD”) Total Return is calculated as the change in NAV per share during the period, plus distributions per share (assuming dividends and distributions are reinvested) divided by the beginning NAV per share. All returns are derived from unaudited financial information and are net of all TCAP expenses, including general and administrative expenses, transaction related expenses, management fees, incentive fees, and share class specific fees. Returns are prior to the impact of early repurchase deductions for shares outstanding for less than one year and any potential upfront placement fees, unless otherwise noted. ITD Total Return has been annualized for periods less than or greater than one year. An investment in TCAP is subject to a maximum upfront placement fee of 1.5% for Class D and 3.5% for Class S, which would reduce the amount of capital available for investment, if applicable. There are no upfront placement fees for Class I shares. Past performance is historical and not a guarantee of future results. The returns have been prepared using unaudited data and valuations of the underlying investments in TCAP’s portfolios which are estimates of fair value and form the basis for TCAP’s NAV. Valuations based on unaudited reports from the underlying investments may be subject to later adjustments, may not correspond to realized value, and may not accurately reflect the price at which assets could be liquidated. The Class I inception date is May 10, 2022, which is the date Class I shares were first sold to third parties by AGTB Private BDC, TCAP’s predecessor. TCAP merged with AGTB Private BDC on January 1, 2023, with TCAP surviving. For additional information regarding such merger, see TCAP’s prospectus. The Class S inception date is October 1, 2023 and the Class D inception date is December 1, 2023. Class S ITD Total Return with and without upfront placement fee is 10.6% and 8.0%, respectively. Class D ITD Total Return with and without upfront placement fee is 10.9% and 9.7%, respectively.
(4)Earnings before interest, taxes, depreciation and amortization. Calculated as a weighted average at investment closing.
(5)Annualized distribution rate reflects the current month’s distribution, divided by the last reported NAV, annualized, assuming the reinvestment of distributions in the distribution reinvestment plan. This does not include any Special Dividend. Distributions are not guaranteed and there can be no assurance as to the amount or timing of any future distribution. TCAP may fund distributions from sources other than cash flow from operations, including, without limitation, the sale of assets, borrowings, return of capital or offering proceeds, and we have no limits on the amounts we pay from such sources. Distributions may be funded, directly or indirectly, from temporary waivers or expense reimbursements borne by TCAP’s Adviser or its affiliates that may be subject to reimbursement to the Adviser or its affiliates. We have not established limits on the amounts we may fund from such sources. As of March 31, 2025, 100% of inception to date distributions were funded from net investment income or realized short-term capital gains. See TCAP’s prospectus for more information and TCAP’s website for notices regarding distributions subject to Section 19(a). Class S and Class D annualized distribution rate is 10.3% and 11.0%, respectively.
(6)Loan-to-value calculation uses the weighted average of all term loans, funded delay draw term loans, and funded revolvers, in each case as of investment close date.
(7)TCAP distribution spread represents the annualized TCAP dividend distribution rate per share for Class I shares as a spread to average 3-month daily SOFR and the Cliffwater Direct Lending Senior Index Income Return as of March 31, 2025. Please see “Index Definitions” below. Dividend distribution rate reflects the annualized distribution per share for Class I shares in the specific period divided by beginning of period NAV. Please see footnote 5 for additional details on TCAP distributions.
(8)Interest coverage ratio is estimated as the ratio of LTM EBITDA to cash interest paid using average 3-month daily SOFR as of March 31, 2025. Amounts derived from the most recently available portfolio company financial statements, have not been independently verified by TCAP, may reflect a normalized or adjusted amount, and are generally 90 days in arrears. Accordingly, TCAP makes no representation or warranty in respect of this information. EBITDA is a non-GAAP financial measure. For a particular portfolio company, LTM EBITDA is generally defined as net income before net interest expense, income tax expense, depreciation and amortization over the preceding 12-month period. Currency fluctuations may have an adverse effect on the value, price or income and costs of our portfolio companies and investments which may increase or decrease as a result of changes in exchange rates.
(9)Includes all private debt investments in new portfolio companies funded from January 1, 2025 to March 31, 2025 (excluding add-ons and incremental loans to existing portfolio companies and drawdowns on delayed draw term loans and revolvers committed in prior periods). TCAP is categorized as sole or lead lender where TCAP held the total facility at closing or had a “Lead Arranger” designation.

(10)Represents senior secured first lien debt as a percentage of total debt investments and excludes TCAP’s equity investments.
(11)Represents the number of transactions with portfolio companies that are owned by a private equity firm.
(12)TPG Twin Brook expects to originate 100% of its loans as floating rate investments. Current portfolio includes 99% floating rate investments measured at fair value.
(13)Represents transactions including one or more financial covenants in the credit agreement.
(14)As of March 31, 2025. Private Investments represent Level 3 investments in the investment portfolio which may be quoted or non-quoted but for which inputs to the valuation methodology are unobservable and significant to overall fair value measurement, divided by total investments.
(15)Represents transactions where TCAP holds the revolving line of credit facility.
(16)As of March 31, 2025. Calculated as the amortized cost of loans on non-accrual divided by total amortized cost of the TCAP portfolio. Based on the fair market value of the TCAP portfolio, TCAP’s non-accrual rate is 0.1%. Loans are generally placed on non-accrual status when there is reasonable doubt whether principal or interest will be collected in full. Accrued interest is generally reversed when a loan is placed on non-accrual status. Interest payments received on non-accrual loans may be recognized as income or applied to principal depending upon management’s judgment regarding collectability. Non-accrual loans are restored to accrual status when past due principal and interest is paid current and, in management’s judgment, are likely to remain current. Management may make exceptions to this treatment and determine to not place a loan on non-accrual status if the loan has sufficient collateral value and is in the process of collection.
(17)Calculated as payment-in-kind interest as a share of total investment income earned for the three-month period ending March 31, 2025.
(18)Number of new loans originated represent commitments to a particular portfolio company for the three months ending March 31, 2025.
(19)As of March 31, 2025. Debt-to-equity ratio represents the ratio of total principal outstanding debt to net assets.
(20)Total principal amount of investments committed for the three months ending March 31, 2025.
(21)Represents the amount of proceeds raised from shares sold in TCAP’s ongoing offering during the three month period ending March 31, 2025.
(22)Estimated by KBRA Direct Lending Deals as of March 31, 2025 using Middle Market CLOs, Business Development Company Assets Under Management and Direct Lending Fund Assets Under Management.
(23)During January 1, 2025 to March 31, 2025, private debt investments in new portfolio companies (excluding add-ons and incremental loans to existing portfolio companies and drawdowns on delayed draw term loans and revolvers committed in prior periods) were underwritten with a yield of 9.4% (on average, in Q1’25, this yield was comprised of 4.3% base rate/floor and 5.1% spread).
(24)Preqin as of December 31, 2024 since 2014.
(25)LSEG LPC’s 1Q25 US Sponsored Market Private Deals Analysis as of March 31, 2025. Data begins in 2022.
(26)LSEG LPC’s 1Q25 US Sponsored Market Private Deals Analysis as of March 31, 2025; Sponsored MM M&A volume (US$bn) by EBITDA size; Lower Middle Market represented by EBITDA of less than $25 million.
(27)Excess Return calculated as the total return difference between TCAP and the Levered Loans Index, which is represented by the Morningstar LSTA US B/BB Ratings Loan Index. Please see “Index Definitions” below. As of March 31, 2025, the three-month and one-year returns for TCAP were 2.6% and 11.1%, respectively. See Footnote 3 for additional information regarding return calculations. During this same period, the three-month and one-year returns for the Morningstar LSTA US B/BB Ratings Loan Index were 0.9% and 7.0%, respectively.

Important Disclosure Information

Certain information contained in this Current Report on Form 8-K (the “Current Report”) has been obtained from third-party sources. While such information is believed to be reliable for the purposes used herein, Angelo, Gordon & Co., L.P. (“TPG Angelo Gordon”) has not independently verified such information and TPG Angelo Gordon makes no representation or warranty, express or implied, as to the accuracy or completeness of such information contained herein. Certain economic and market conditions contained herein has been obtained from published sources and/or prepared by third-parties and in certain cases has not been updated through the date hereof. There is no representation or guarantee regarding the reliability, accuracy or completeness of this material, and neither TPG Angelo Gordon, its affiliates nor their respective members, officers or employees will be liable for any damages including loss of profits which result from reliance on information obtained from or prepared by third parties. Past performance is no guarantee of future results.

Certain information contained in this Current Report constitutes “forward-looking statements” that can be identified by the use of forward-looking terminology such as “may,” “will,” “should,” “expect,” “anticipate,” “target,” “project,” “estimate,” “intend,” “continue,” or “believe” or the negatives thereof or other variations thereon or comparable terminology. These may include TCAP’s financial estimates and their underlying assumptions, statements about plans, objectives and expectations with respect to future operations, statements regarding future performance, statements regarding economic and market trends, including, without limitation, the potential impact of tariffs, and statements regarding identified but not yet closed investments. Such forward-looking statements are inherently uncertain and there are or may be important factors that could cause actual outcomes or results to differ materially from those indicated in such statements. TCAP believes these factors include but are not limited to those described under the section entitled “Risk Factors” in its prospectus and annual report for the most recent fiscal year, and any such updated factors included in its periodic filings with the Securities and Exchange Commission (the “SEC”), which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this document (or TCAP’s prospectus and other filings). Except as otherwise required by federal securities laws, TCAP undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise. Due to various risks and uncertainties, actual events or results or the actual performance of any TPG Angelo Gordon investment may differ materially from those reflected or contemplated in such forward-looking statements.

The information in this Current Report is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in this Current Report shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing. This Current Report shall not be deemed an admission as to the materiality of any information in this Current Report that is required to be disclosed solely by Regulation FD.

The information in this Current Report is neither an offer to sell nor a solicitation of an offer to buy any securities.

Index Definitions

Index Comparison: The volatility and risk profile of the indices presented herein is likely to be materially different from that of TCAP. In addition, the indices employ different investment guidelines and criteria than TCAP and do not employ leverage; as a result, the holdings in TCAP and the liquidity of such holdings may differ significantly from the securities that comprise the indices. The indices are not subject to fees or expenses, and it may not be possible to invest in the indices.

Cliffwater Direct Lending Index: The CDLI is an index comprised of approximately 19,000 directly originated middle market loans representing $465 billion in notional value as of March 31, 2025, that seeks to measure the unlevered, gross of fee performance of senior U.S. middle market corporate loans, as represented by the asset-weighted performance of the underlying assets of Business Development Companies (BDCs) subject to certain eligibility requirements. CDLI-S is comprised primarily of senior and unitranche loans held within BDCs and was created to address the comparative performance of senior middle market loans and the entire universe of middle market loans represented by CDLI.

Morningstar LSTA US B/BB Ratings Loan Index: The index is a sub-index of the Morningstar LSTA US Leveraged Loan 100 Index. The full Leveraged Loan 100 Index measures the performance of the 100 largest loan facilities meeting the criteria defined in Eligibility Criteria. The index is market-value weighted. The sub-index is composed of loans with ratings between BB+ and B-, as determined by S&P Global Ratings. TPG Twin Brook believes that the Leveraged Loan 100 B/BB index is the index whose constituents best match the credit profile of our borrowers. Its inclusion is intended to demonstrate how the most liquid of loans with similar credit quality to TPG Twin Brook’s loans have performed over different periods.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TPG Twin Brook Capital Income Fund

Dated: June 11, 2025	By:	/s/ Terrence Walters
	Name:	Terrence Walters
	Title:	Chief Financial Officer and Treasurer